SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	June 1, 2006

(Date of earliest event reported):	May 25, 2006

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10021-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

    On May 25, 2006 Registrant entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated (the "Underwriter") and Joan H. Tisch (the "Selling Stockholder") pursuant to which the Selling Stockholder agreed to sell 21,000,000 shares of her Loews common stock (the "Shares") to the Underwriter at a price per Share of $33.50, for resale by the Underwriters pursuant to Registration Statement No. 333-132334. On May 31, 2006 the sale of the Shares pursuant to the Underwriting Agreement was completed. The Registrant did not receive any proceeds from the sale of the Shares.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

Exhibit Reference
Exhibit
Number	Description

10.1	Underwriting Agreement, dated May 25, 2006, among Loews Corporation, Joan H. Tisch and Morgan Stanley & Co. Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: June 1, 2006	By:	/s/ Gary W. Garson
(Signature)
Gary W. Garson
Senior Vice President
General Counsel and Secretary